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                                  EXHIBIT 23.4

           Consent of Independent Auditors - Coopers & Lybrand L.L.P.





BPHPA1\MMR\0069413.01
08/11/94
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COOPERS & LYBRAND L.L.P.


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statement of Coram Healthcare Corporation (the Company) on Form S-8 for (i) the 7,600,000 shares to be offered under the Company's 1994 Stock Option/Stock Issuance Plan, (ii) the 300,000 shares to be offered under the Employee Stock Purchase Plan, and (iii) the 289,779 shares of the Company's common stock issuable pursuant to options granted by HealthInfusion, Inc. and assumed by the Company in connection with the July 8, 1994 merger, of our report dated February 11, 1994, on our audits of the consolidated financial statements and financial statement schedules of Medisys, Inc. and Subsidiaries as of December 31, 1993 and 1992 and for the years ended December 31, 1993, 1992, and 1991, which report is included in the Medisys, Inc. Annual Report on Form 10-K and the Coram Healthcare Corporation registration statement on Form S-4.


                                               /s/ Coopers & Lybrand L.L.P.
                                                   Coopers & Lybrand L.L.P.

Minneapolis, Minnesota
September 26, 1994